UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 27, 2007

BUCKEYE VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27454

Michigan	33-0081215
(State of Incorporation)	(I.R.S. Employer Identification No.)

4455 Lamont Street, Suite 3, San Diego, CA	92109
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (858) 272-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Buckeye Ventures, Inc. (the “Registrant”) entered into a private Securities Purchase Agreement with Trafalgar Capital Specialized Investment Fund, a Luxembourg corporation (“Trafalgar”) effective September 27, 2007 (the “Agreement”). Pursuant to the Agreement, the Registrant agreed to issue to Trafalgar a 10% Secured Convertible Debenture (the “Debenture”) in the aggregate amount of $5,000,000, to be funded as follows (i) $1,500,000 on the first closing; $1,750,000 on the second closing; and $1,750,000 on the third closing. The proceeds of the first closing were released to the Registrant on October 2, 2007.

The Debenture is secured by the Registrant’s assets. In addition, the two principal shareholders of the Registrant, Alan Mintz and Larry Weinstein, each pledged 17,857,143 million shares of common stock which represents more than 50% of their common stock holdings. The Debenture is convertible into shares of the Registrant’s common stock at the lower of $0.20 per share or an amount equal to eighty-five percent (85%) of the lowest volume weighted average price (“VWAP”) during the ten trading days immediately preceding the conversion only if the closing bid price or the VWAP for the Common Stock is at or above $0.20 per share. In the event the Registrant defaults on any on its obligation under the Agreement, Trafalgar is entitled, at its option, to convert the Debenture, plus accrued interest, into shares of the Registrant’s common stock.

In connection with the Agreement, the Registrant agreed to grant Trafalgar warrants to purchase 1,250,000 shares at $0.001 per share and 50,000 warrants to purchase shares of common stock at each of the first, second and third closing for each $100,000 in Debentures, exercisable at the lower of $0.07 per share or the closing bid price of the Registrant’s common stock on the date prior to the issuance of each warrant. All of the warrants are exercisable for a period of 5 years from the date of issuance.

The Registrant has agreed to register the shares of Common Stock underlying the conversion of the Debentures and the exercise of the warrants, subject to the provisions of Rule 415 under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
4.1	Securities Purchase Agreement between Registrant and Trafalgar Capital Specialized Investment Fund, filed herewith.
4.2	10% Secured Convertible Debenture, filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 2, 2007

Buckeye Ventures, Inc.
By: Alan Mintz, President and Chief Executive Officer
/s/ Alan Mintz

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